UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2022

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-236260	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 8, 2022, the Company engaged Grassi & Co., CPAs, P.C. (“Grassi”) as its principal accountants for the fiscal year ending December 31, 2022. On August 9, 2022, the Company notified KPMG LLP (“KPMG”) that it will be dismissed as the Company’s principal accountants, effective upon the completion of KPMG’s audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2021, and the issuance of its report thereon. The decision to change accountants was approved by the Company’s Board of Directors and the Audit Committee thereof. From January 1, 2020 to December 31, 2020, Grassi served as the principal accountants and provided audit services for the Company.

During the fiscal year ended December 31, 2021 and the subsequent interim period through August 9, 2022, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two fiscal years ended December 31, 2021 and the subsequent interim period through August 9, 2022, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as noted below.

On May 16, 2022, management of the Company and the Audit Committee concluded that the Company’s previously issued condensed consolidated financial statements as of and for the quarterly and year to date periods ended March 31, 2021, June 30, 2021, and September 30, 2021 (collectively, the “Relevant Periods”) are required to be restated and should no longer be relied upon primarily due to the following errors: (i) the improper identification and elimination of intercompany transactions, (ii) incorrect estimates of chargeback reserves for finance and insurance products, and (iii) certain financial statement misclassifications impacting various balance sheet and income statement financial statement captions in the Relevant Periods. As such, the Company will restate its financial statements for the Relevant Periods in its Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”). The Company’s management has concluded that, in light of the misstatements described above, material weaknesses exist in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s planned remediation with respect to such material weaknesses will be described in more detail in the 2021 10-K.

During the fiscal year ended December 31, 2021 and the subsequent interim period through August 9, 2022, neither the Company nor anyone on its behalf has consulted with Grassi regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG with a copy of the foregoing disclosures prior to the date of the filing of this report and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the above statements. A copy of KPMG’s letter to the Commission, dated August 12, 2022, is filed as Exhibit 16 hereto.

Exhibit No.	Description of Exhibit

16	Letter of KPMG LLP, dated August 12, 2022, regarding change in principal accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

August 12, 2022	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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